Exhibit 10.1

LETTER AGREEMENT

September 5, 2014

By Overnight Mail

Monsanto Company

Attn: Vice President, Chemistry

800 N. Lindbergh Blvd.

St. Louis, Missouri 63167

Re:	License and Collaboration Agreement dated as of August 27, 2012 by and among Monsanto Company and Alnylam Pharmaceuticals, Inc.

Dear Dr. McCarroll:

Reference is made to the License and Collaboration Agreement (the “License Agreement”) dated as of August 27, 2012 by and among Monsanto Company (“Monsanto”) and Alnylam Pharmaceuticals, Inc. (“Alnylam”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the License Agreement.

Pursuant to Article IV of the License Agreement, Alnylam and Monsanto agreed to pursue at least one Discovery Collaboration during the thirty-month period commencing with the Effective Date. In addition, Section 5.5 of the License Agreement provides that Monsanto shall pay, or cause to be paid, to Alnylam a one-time, non-refundable payment of $1.0 million, to be made in accordance with the payment schedule for deliverables set forth in the agreement for such Discovery Collaboration, but in no event later than thirty months after the Effective Date.

Following good faith discussions and mutual evaluation of potential areas for collaboration, Alnylam and Monsanto have determined that, notwithstanding the provisions of Article IV of the License Agreement, they will not pursue any Discovery Collaboration. Accordingly, Alnylam and Monsanto hereby waive the requirements of Article IV of the License Agreement. Given that the parties will not pursue a Discovery Collaboration, Alnylam hereby agrees that Monsanto shall not be required to pay Alnylam the $1.0 million payment set forth in Section 5.5 of the License Agreement.

Except as amended, modified and supplemented by the terms of this Letter Agreement, the provisions of the License Agreement are and shall remain in full force and effect. This Letter Agreement and the License Agreement (as amended by this Letter Agreement) contain the entire understanding of the parties with respect to the subject matter hereof.

300 Third Street — Cambridge MA, 02142 — main 617.551.8200 — fax 617.551.8101 —

www.alnylam.com

Please indicate your agreement to the foregoing by signing below and returning a fully executed version to my attention.

Very truly yours,

/s/ Laurence E. Reid

Laurence E. Reid, Ph.D.

Senior Vice President and Chief Business Officer

Agreed to and acknowledged by:

MONSANTO COMPANY

By:	/s/ Robert M. McCarroll
Name:	Robert M. McCarroll
Title:	VP, Chemistry Technology

cc:	General Patent Counsel

Monsanto Company

800 N. Lindbergh Boulevard

St. Louis, Missouri 63167

Manager of Technology Alliances Team

Monsanto Company

800 N. Lindbergh Boulevard, B2NL

St. Louis, Missouri 63167

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